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                                                                   EXHIBIT 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of CSK Auto, Inc. of our report dated May 21, 1996 relating to the financial statements of CSK Auto, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the two years ended January 28, 1996 listed under item 21(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."



PRICE WATERHOUSE LLP



Phoenix, Arizona


April 22, 1997